INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement No. 333-48077 of Neff Corp. on this Amendment No. 2 to Form S-1 of our report dated March 11, 1998, except for the preferred stock exchange referred to in Note 1 and for the third paragraph of Note 5 as to which the dates are March 25, 1998 and April 23, 1998, respectively, on the financial statements of Neff Corp. and subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report also dated March 11, 1998 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Miami, Florida

April 28, 1998

                               ----------------

     The consolidated financial statements reflect the 84.65 for one stock split of the Company's outstanding common stock which is to be effected on or about May 4, 1998. The above consent is in the form which will be furnished by Deloitte & Touche LLP upon completion of such stock split, which is described in Note 1 to the consolidated financial statements and assuming that from March 11, 1998 to the date of such stock split, no other events shall have occurred that would affect the accompanying consolidated financial statements and notes thereto.

DELOITTE & TOUCHE LLP

Miami, Florida
April 28, 1998

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-48077 of Neff Corp. on Form S-1 of our report dated February 27, 1998 on the financial statements of Richbourg's Sales & Rentals, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Charlotte, North Carolina

April 27, 1998